                        DELTA NATURAL GAS COMPANY, INC.



                                      and



                             THE FIFTH THIRD BANK,

                                    TRUSTEE






                                   INDENTURE

                            Dated as of July 1, 1996




                                  $15,000,000


                                ----% Debentures
                               Due August 1, 2026

                    CROSS-REFERENCE TABLE

         TIA                                    INDENTURE
       SECTION                                   SECTION
       -------------------------------------------------

      310 (a) (1)                                 8.10
          (a) (2)                                 8.10
          (a) (3)                                 8.12
          (a) (4)                                 N.A.
          (a) (5)                                 8.10
          (b)                                     8.08; 8.10; 11.02
          (c)                                     N.A.

      311 (a)                                     8.11
          (b)                                     8.11
          (c)                                     N.A.

      312 (a)                                     2.05
          (b)                                     11.03
          (c)                                     11.03

      313 (a)                                     8.06
          (b) (1)                                 N.A.
          (b) (2)                                 8.06
          (c)                                     8.06; 11.02
          (d)                                     8.06

      314 (a)                                     5.02; 5.08; 11.02
          (b)                                     N.A.
          (c) (1)                                 11.04
          (c) (2)                                 11.04
          (c) (3)                                 N.A.
          (d)                                     N.A.
          (e)                                     11.05
          (f)                                     N.A.

      315 (a)                                     8.01(b)
          (b)                                     8.05; 11.02
          (c)                                     8.01(a)
          (d)                                     8.01(c)
          (e)                                     7.11

      316 (a) (last sentence)                     2.09
          (a) (1) (A)                             7.05
          (a) (1) (B)                             7.04
          (a) (2)                                 N.A.
          (b)                                     7.07
          (c)                                     7.14



         TIA                                    INDENTURE
       SECTION                                   SECTION
       -------------------------------------------------

      317 (a) (1)                                 7.08
          (a) (2)                                 7.09
          (b)                                     2.04

      318 (a)                                     11.01

                   N.A. means Not Applicable.


      NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


ARTICLE     SECTION                 HEADING
- -------------------                 -------
            PAGE
- ----------------

1                       DEFINITIONS AND INCORPORATION
                        BY REFERENCE . . . . . . . . . . . . . .     1

              1.01      Definitions. . . . . . . . . . . . . . .     1
              1.02      Other Definitions. . . . . . . . . . . .     5
              1.03      Incorporation by Reference of
                          Trust Indenture Act. . . . . . . . . .     5
              1.04      Rules of Construction. . . . . . . . . .     6

2                       THE DEBENTURES . . . . . . . . . . . . .     6

              2.01      Form and Dating. . . . . . . . . . . . .     6
              2.02      Execution and Authentication . . . . . .     6
              2.03      Registrar and Paying Agent . . . . . . .     7
              2.04      Paying Agent to Hold Money in
                          Trust. . . . . . . . . . . . . . . . .     7
              2.05      Debentureholder Lists. . . . . . . . . .     8
              2.06      Transfer and Exchange. . . . . . . . . .     8
              2.07      Replacement Debentures . . . . . . . . .     9
              2.08      Outstanding Debentures . . . . . . . . .     9
              2.09      Treasury Debentures. . . . . . . . . . .     9
              2.10      Temporary Debentures . . . . . . . . . .    10
              2.11      Cancellation . . . . . . . . . . . . . .    10
              2.12      Defaulted Interest . . . . . . . . . . .    10
              2.13      Persons Deemed Owners. . . . . . . . . .    10

3                       REDEMPTION OF DEBENTURES AT
                        CORPORATION'S OPTION . . . . . . . . . .    11

              3.01      Redemption Right at
                          Corporation's Option . . . . . . . . .    11
              3.02      Notices to Trustee . . . . . . . . . . .    11
              3.03      Selection of Debentures to be
                          Redeemed . . . . . . . . . . . . . . .    11
              3.04      Notice of Redemption . . . . . . . . . .    12
              3.05      Effect of Notice of Redemption . . . . .    12
              3.06      Deposit of Redemption Price. . . . . . .    12
              3.07      Debentures Redeemed in Part. . . . . . .    12
              3.08      Corporation's Right to Withdraw
                          Redemption Election. . . . . . . . . .    13

4                       REDEMPTION OF DEBENTURES AT
                        DEBENTUREHOLDER'S OPTION . . . . . . . .    13

              4.01      Redemption Right at Debenture-
                          holder's Option. . . . . . . . . . . .    13

ARTICLE     SECTION                 HEADING
- -------------------                 -------
            PAGE
- ----------------

5                       COVENANTS. . . . . . . . . . . . . . . .    13

              5.01      Payment of Debentures. . . . . . . . . .    13
              5.02      Reporting. . . . . . . . . . . . . . . .    13
              5.03      Corporate Existence. . . . . . . . . . .    14
              5.04      Payment of Taxes and Other
                          Claims . . . . . . . . . . . . . . . .    14
              5.05      Limitation on Certain Funded
                          Indebtedness . . . . . . . . . . . . .    14
              5.06      Limitations on Dividends and
                          Other Payments on Stock. . . . . . . .    14
              5.07      Limitation on Secured
                          Indebtedness . . . . . . . . . . . . .    15
              5.08      Compliance Certificate . . . . . . . . .    16
              5.09      Default Certificate. . . . . . . . . . .    17

6                       SUCCESSORS . . . . . . . . . . . . . . .    17

              6.01      When Corporation May Merge, etc. . . . .    17

7                       DEFAULTS AND REMEDIES. . . . . . . . . .    17

              7.01      Events of Default. . . . . . . . . . . .    17
              7.02      Acceleration . . . . . . . . . . . . . .    19
              7.03      Other Remedies . . . . . . . . . . . . .    20
              7.04      Waiver of Past Defaults. . . . . . . . .    20
              7.05      Control by Majority. . . . . . . . . . .    20
              7.06      Limitation on Suits. . . . . . . . . . .    20
              7.07      Rights of Holders to Receive
                          Payment. . . . . . . . . . . . . . . .    21
              7.08      Collection Suit by Trustee . . . . . . .    21
              7.09      Trustee May File Proofs of
                          Claim. . . . . . . . . . . . . . . . .    21
              7.10      Priorities . . . . . . . . . . . . . . .    22
              7.11      Undertaking for Costs. . . . . . . . . .    22
              7.12      Waiver of Stay or Extension
                          Laws . . . . . . . . . . . . . . . . .    22
              7.13      Restoration of Rights and
                          Remedies . . . . . . . . . . . . . . .    23
              7.14      Record Date for Vote of
                          Debentureholders . . . . . . . . . . .    23

8                       TRUSTEE. . . . . . . . . . . . . . . . .    23

              8.01      Duties of Trustee. . . . . . . . . . . .    23
              8.02      Rights of Trustee. . . . . . . . . . . .    24
              8.03      Individual Rights of Trustee . . . . . .    25
              8.04      Trustee's Disclaimer . . . . . . . . . .    25
              8.05      Notice of Defaults . . . . . . . . . . .    25
              8.06      Reports by Trustee to Holders. . . . . .    25
              8.07      Compensation and Indemnity . . . . . . .    26
              8.08      Replacement of Trustee . . . . . . . . .    26
              8.09      Successor Trustee by Merger, etc.           27

ARTICLE     SECTION                 HEADING
- -------------------                 -------
            PAGE
- ----------------

              8.10      Eligibility; Disqualification. . . . . .    27
              8.11      Preferential Collection of
                          Claims Against Corporation . . . . . .    28
              8.12      Appointment of Co-Trustee. . . . . . . .    28

9                       DISCHARGE OF INDENTURE . . . . . . . . .    29

              9.01      Termination of Corporation's
                          Obligations. . . . . . . . . . . . . .    29
              9.02      Application of Trust Money . . . . . . .    30
              9.03      Repayment to Corporation . . . . . . . .    30

10                      AMENDMENTS, SUPPLEMENTS AND
                          WAIVERS. . . . . . . . . . . . . . . .    30

             10.01      Without Consent of Holders . . . . . . .    30
             10.02      With Consent of Holders. . . . . . . . .    31
             10.03      Compliance with Trust Indenture
                          Act. . . . . . . . . . . . . . . . . .    31
             10.04      Revocation and Effect of
                          Consents . . . . . . . . . . . . . . .    31
             10.05      Notation on or Exchange of
                          Debentures . . . . . . . . . . . . . .    31
             10.06      Trustee Protected. . . . . . . . . . . .    32

11                      MISCELLANEOUS. . . . . . . . . . . . . .    32

             11.01      Trust Indenture Act Controls . . . . . .    32
             11.02      Notices. . . . . . . . . . . . . . . . .    32
             11.03      Communication by Holders with
                          Other Holders. . . . . . . . . . . . .    33
             11.04      Certificate and Opinion as to
                          Conditions Precedent . . . . . . . . .    33
             11.05      Statements Required in Certifi-
                          cate or Opinion. . . . . . . . . . . .    33
             11.06      Rules by Trustee and Agent . . . . . . .    34
             11.07      Legal Holidays . . . . . . . . . . . . .    34
             11.08      No Recourse Against Others . . . . . . .    34
             11.09      Duplicate Originals. . . . . . . . . . .    34
             11.10      Governing Law. . . . . . . . . . . . . .    34
             11.11      Table of Contents, Headings, etc.           34

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

EXHIBIT A -- FORM OF GLOBAL SECURITY . . . . . . . . . . . . . .     A-1

EXHIBIT B -- FORM OF DEBENTURE . . . . . . . . . . . . . . . . .     B-1

      INDENTURE dated as of July 1, 1996, between DELTA NATURAL
GAS COMPANY, INC., a Kentucky corporation ("CORPORATION"), and
THE FIFTH THIRD BANK, an Ohio banking corporation ("TRUSTEE").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's ----% Debentures Due August 1, 2026
("Debentures"):

     ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

      "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation.

      "AGENT" means any Registrar, Paying Agent or co-registrar or agent for service of notices and demands. See Section
2.03.

      "BOARD OF DIRECTORS" means the Board of Directors of the Corporation or any authorized committee of the Board.

      "BOARD RESOLUTION" means a copy of a resolution certified by the Corporate Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect.

      "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

      "COMMON STOCK" means the common stock, par value $1 per share, of the Corporation as the same exists at the date of this Indenture or as such stock shall be constituted from time to time.

      "CONSOLIDATED", when used in connection with any accounting terms, means the Corporation and its Subsidiaries, the financial statements of which are consolidated in accordance with generally accepted accounting principles.

      "CONSOLIDATED FUNDED INDEBTEDNESS" means the outstanding Funded Indebtedness of the Corporation and its Consolidated Subsidiaries (excluding in all cases Funded Indebtedness owing to the Corporation or Consolidated Subsidiaries); provided, however, that if the Corporation owns, directly or indirectly, less than all of the voting stock of a Consolidated
Subsidiary, only that portion of the Funded Indebtedness of such Consolidated Subsidiary equal to the proportion of its outstanding voting stock owned by the Corporation shall be included in determining Consolidated Funded Indebtedness.

      "CONSOLIDATED NET UTILITY FIXED ASSETS" means the aggregate value of Utility Fixed Assets of the Corporation and its Consolidated Subsidiaries less accumulated depreciation, determined on a consolidated basis in accordance with generally accepted accounting principles applied in a manner consistent with the most recent audited financial statements included in reports delivered to the Trustee pursuant to
Section 5.02; provided, however, that if the Corporation owns, directly or indirectly, less than all of the outstanding voting stock of a Consolidated Subsidiary, only that portion of the Utility Fixed Assets of such Consolidated Subsidiary equal to the proportion of its outstanding voting stock owned by the Corporation shall be included in determining Consolidated Net Utility Fixed Assets.

      "CONSOLIDATED TANGIBLE NET WORTH" means an amount equal to the stockholders' ownership of the Corporation and its Consolidated Subsidiaries (including capital stock, capital in excess of par value and retained earnings, but eliminating any unpaid amounts due for sale of stock) less intangible assets, all determined on a consolidated basis in accordance with generally accepted accounting principles applied in a manner consistent with the most recent audited financial statements included in reports delivered to the Trustee pursuant to Section 5.02.

      "CORPORATE TRUST OFFICE" means the office of the Trustee located in Cincinnati, Ohio, at which at any time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263,
Attention: Corporate Trust Administration.

      "CORPORATION" means the party named as such above until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter means the successor.

      "CURRENT INDEBTEDNESS" of a Person means, as of the date of determination thereof, all Indebtedness maturing on demand or not more than one year after the date as of which such determination is made (excluding any Indebtedness renewable or extendible at the option of the debtor, absolutely or conditionally, for a period or periods ending more than one year after the date of such determination, whether or not theretofore extended or renewed), fixed sinking fund payments (except to the extent that funds for the payment thereof shall have been deposited with a trustee for the application thereof) and other prepayments required to be made with respect to any Indebtedness not more than one year after such date, and all other items (including taxes accrued as estimated) which in accordance with generally accepted accounting principles would be included as current indebtedness.

      "DEBENTURE" means the Debentures described above issued under this Indenture.

      "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

      "DEPOSITORY" means The Depository Trust Company in the
City of New York and any successor to such Person.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as from time to time amended.

      "FUNDED INDEBTEDNESS" means all Indebtedness other than Current Indebtedness.

      "GLOBAL SECURITY" means a security evidencing all of the Debentures issued to the Depository or its nominee and registered in the name of the Depository or its nominee.

      "HOLDER" OR "DEBENTUREHOLDER" means a person in whose name a Debenture is registered; provided, however, that for purposes of Sections 7.06 and 7.07 hereof, such terms shall also include the Beneficial Owner (as defined in the Debentures) of any Debenture.

      "INDEBTEDNESS" of a Person means (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined, (ii) indebtedness upon which the Person whose indebtedness is being determined customarily pays interest charges and indebtedness secured by any mortgage, pledge or lien existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed but, if (a) any such indebtedness shall not have been assumed or guaranteed by such Person, (b) such Person customarily does not pay any interest thereon, and (c) such mortgage, pledge or lien was created by others upon lands over which such Person has an easement or right of way, such indebtedness shall not be deemed to be Indebtedness of such Person except to the extent of the larger of the fair value or cost to such Person of such property (including any improvements thereon) covered by such mortgage, pledge or lien, and (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others.

      "INDENTURE" means this Indenture as amended from time to time.

      "INTEREST PAYMENT DATE" means February 1 and August 1 of each year commencing February 1, 1997 through and including
August 1, 2026.

      "LIEN" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

      "OFFICER" means the principal executive officer, principal financial officer, principal accounting officer or President of the Corporation.

      "OFFICERS' CERTIFICATE" means a certificate signed by two
Officers of the Corporation.  See Sections 11.04 and 11.05.

      "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee of or counsel to the Corporation or the Trustee and who is acceptable to the Trustee. See Sections 11.04 and 11.05.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PRINCIPAL" of the Debenture means the principal of the Debenture plus the Premium, if any, on the Debenture.

      "QUALIFIED INSTITUTION" means a member firm of a registered national securities exchange or of the National
Association of Securities Dealers, Inc., or a commercial bank or trust company located in the United States.

      "RECORD DATE" means January 15 and July 15.

      "REDEMPTION DATE" when used with respect to any Debenture to be redeemed means the date fixed for such redemption pursuant to this Indenture.

      "REDEMPTION PRICE" when used with respect to any Debenture to be redeemed means the price at which it is to be redeemed pursuant to this Indenture and the Debenture.

      "SEC" means the Securities and Exchange Commission.

      "SPECIAL RECORD DATE" means the date set by the Corporation for determination of Debentureholders of record for purposes of paying any defaulted interest.

      "SUBSIDIARY" means a corporation at least the majority of whose voting stock is owned by the Corporation or a Subsidiary.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date shown above except as provided in Section 10.03.

      "TRUSTEE" means the party named as such above until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter means the successor.

      "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

      "UNITED STATES" means the United States of America.

      "U.S. GOVERNMENT OBLIGATIONS" means securities that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

      "UTILITY FIXED ASSETS" means all physical property owned by the Corporation and any Consolidated Subsidiaries and used or useful to the Corporation in the business of furnishing or distributing, as a public utility, gas service, the cost of which is charged and properly chargeable to plant or plant addition account on the books of the Corporation or such Consolidated Subsidiary in accordance with sound accounting practices and generally accepted accounting principles. Utility Fixed Assets need not consist of a specific or complete accession, addition or improvement or complete new property, but may include construction work in progress or any work such as is carried in fixed property accounts in accordance with sound accounting practices and generally accepted accounting principles, whether capable of complete description and identification or not.

SECTION 1.02.  OTHER DEFINITIONS.

         TERM                          DEFINED IN SECTION
         ------------------------------------------------

"BANKRUPTCY LAW"                               7.01
"CUSTODIAN"                                    7.01
"EVENT OF DEFAULT"                             7.01
"LEGAL HOLIDAY"                               11.07
"PAYING AGENT"                                 2.03
"REGISTRAR"                                    2.03

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE
ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "INDENTURE SECURITIES" means the Debentures.
      "INDENTURE SECURITYHOLDER" means a Debentureholder.

      "INDENTURE TO BE QUALIFIED" means this Indenture.

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee.

      "OBLIGOR" on the indenture securities means the Corporation.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

      (1)   a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

      (3)   "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular;

      (5) provisions apply to successive events and transactions; and

      (6) "Section" shall refer to a Section of this Indenture.

                  ARTICLE 2 - THE DEBENTURES

SECTION 2.01.  FORM AND DATING.

      The form of the Debentures to be originally issued as a Global Security shall be substantially in the form of Exhibit A, which is part of this Indenture. The form of the Debentures to be issued in exchange for a Global Security shall be substantially in the form of Exhibit B, which is part of this Indenture. The terms of such Exhibits A and B are hereby incorporated herein by reference. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

      Two Officers shall sign the Debentures for the Corporation by manual or facsimile signature. The
Corporation's seal shall be reproduced on the Debentures.

      If an Officer whose signature is on a Debenture no longer holds that Office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

      A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

      The Trustee shall authenticate Debentures for original issue up to the aggregate principal amount of $15,000,000 upon a written order of the Corporation signed by two officers.
The aggregate principal amount of Debentures outstanding at any time may not exceed that amount except as provided in
Section 2.07.

      The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Corporation or an Affiliate.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

      The Corporation shall maintain an office or agency where Debentures may be presented for registration or transfer or for exchange ("REGISTRAR"), an office or agency where
Debentures may be presented for payment ("PAYING AGENT") and an office or agency where notices and demands to or upon the Corporation in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Corporation may appoint one or more co-registrars and one or more additional paying agents. The Corporation or any Subsidiary may act as Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

      The Corporation shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Corporation fails to maintain a Registrar, Paying Agent or agent for service of notices and demands or fails to give the foregoing notice, the Trustee shall act as such.

      The Corporation initially appoints The Fifth Third Bank as Registrar, Paying Agent and agent for service of notices and demands.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

      The Corporation shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Debentureholders or the Trustee all money held by the Paying Agent for the payment of Principal or interest on the Debentures, and will notify the Trustee of any Default by the Corporation in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Corporation (or any Subsidiary) acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.05.  DEBENTUREHOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list of the names and addresses of Debentureholders in such form and as of such date as the Trustee may reasonably require.

SECTION 2.06.  TRANSFER AND EXCHANGE.

      When Debentures are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Debentures of other denominations, the Registrar shall register the transfer or make the exchange, provided that every Debenture presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Trustee shall authenticate Debentures at the Registrar's written request (which written request may be waived by the Trustee so long as the Trustee and Registrar are one and the same). No service charge shall be made for any registration of transfer or exchange of Debentures to the Debentureholders, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to
Section 2.10, 3.07 or 4.02.

      A Global Security shall be exchangeable pursuant to this Section for Debentures registered in the names of Persons other than the Depository or its nominee only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section if (i) such Depository notifies the Corporation that it is unwilling or unable to continue as Depository for such Debentures or at any time ceases to be a clearing agency registered as such under the Exchange Act,
(ii) the Corporation executes and delivers to the Trustee an Officers' Certificate providing that such Global Security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default. Debentures so issued in exchange for a Global Security shall be of like tenor, in authorized denominations of $1,000 or integral multiples thereof and in the aggregate having the same principal amount as the Global Security to be exchanged, and shall be registered in such names as the Depository shall direct.

      Notwithstanding any other provision of this Section, a Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

SECTION 2.07.  REPLACEMENT DEBENTURES.

      If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Trustee shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Corporation, an indemnity bond must be obtained and be sufficient in the judgment of both to protect the Corporation, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Debenture is replaced. The Corporation and the Trustee may charge for their expenses in replacing a Debenture.

      Every replacement Debenture is an additional obligation of the Corporation.

SECTION 2.08.  OUTSTANDING DEBENTURES.

      The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

      If a Debenture is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

      If Debentures are considered paid under Section 5.01, they cease to be outstanding and interest on them ceases to accrue.

      Except with the limitations set forth in Section 2.09, a Debenture does not cease to be outstanding because the Corporation or an Affiliate holds the Debenture.

SECTION 2.09.  TREASURY DEBENTURES.

      In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Corporation or an Affiliate shall be disregarded, except for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent. Only Debentures which the Trustee knows are so owned shall be disregarded.

SECTION 2.10.  TEMPORARY DEBENTURES.

      Until definitive Debentures are ready for delivery, the Corporation may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Corporation considers appropriate for temporary Debentures. Without unreasonable delay, the Corporation shall cause to be issued and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

SECTION 2.11.  CANCELLATION.

      The Corporation at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Debentures surrendered for registration of transfer, exchange or payment and shall dispose of cancelled Debentures as the Corporation directs.
The Corporation may not issue new Debentures to replace Debentures that it has paid for or delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

      If the Corporation defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Persons who are Debentureholders on a subsequent Special Record Date. The Corporation shall fix the Special Record Date and payment date in a manner satisfactory to the Trustee. At least 15 days before the Special Record Date, the Corporation shall mail to Debentureholders a notice that states the Special Record Date, the payment date and the amount of interest to be paid.

SECTION 2.13.  PERSONS DEEMED OWNERS.

      Prior to due presentment of a Debenture for registration of transfer, the Corporation, the Trustee and any Agent of the Corporation or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of Principal of (and premium, if any) and (subject to Section 2.12) interest, if any, on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Corporation, the Trustee nor any Agent of the Corporation or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

      Except to the extent provided in Sections 7.06 and 7.07 hereof, no holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Corporation, the Trustee, and any Agent of the Corporation or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as Holder of any Debenture.

          ARTICLE 3 - REDEMPTION OF DEBENTURES AT
                         CORPORATION'S OPTION

SECTION 3.01.  REDEMPTION RIGHT AT CORPORATION'S OPTION.

      The Corporation has the right to redeem the Debentures at its sole option, in whole or in part, at any time and from time to time on or after August 1, 2001, at the Redemption Prices specified in paragraph 5 of the Debenture, subject to the terms and conditions set forth in this Article 3. The election of the Corporation to redeem any Debenture shall be evidenced by a Board Resolution.

SECTION 3.02.  NOTICES TO TRUSTEE.

      If the Corporation wishes to redeem Debentures pursuant to paragraph 5 of the Debenture, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Debentures to be redeemed. The Corporation shall give the notice provided for in this Section not less than 60 days prior to the Redemption Date or such shorter time as may be satisfactory to the Trustee.

SECTION 3.03.  SELECTION OF DEBENTURES TO BE REDEEMED.

      If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed by lot.
The Trustee shall, not less than 45 days before the Redemption Date or such shorter time as may be mutually satisfactory to the Trustee and the Corporation, inform the Corporation in writing of those specific Debentures selected for redemption. The Trustee may select for redemption portions of the principal of Debentures that have denominations larger than $1,000. Debentures and portions of Debentures that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.04.  NOTICE OF REDEMPTION.

      At least 30 days before a Redemption Date, the Corporation shall mail notice of redemption to each Holder whose Debentures are to be redeemed. A copy of each such notice shall be mailed to the Trustee.

      The notice shall state:

      (1)   the Redemption Date;

      (2)   the Redemption Price;

      (3)   the name and address of the Paying Agent;

      (4) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (5) that interest on Debentures called for redemption ceases to accrue on and after the Redemption Date
            (unless the Corporation shall default in the payment of the Redemption Price); and

      (6) if less than all of the Debentures outstanding are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Debentures to be redeemed.

      At the Corporation's written request, the Trustee shall give notice of redemption in the Corporation's name and at the expense of the Corporation.

SECTION 3.05.  EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed as provided in
Section 3.04, Debentures called for redemption become due and payable on the Redemption Date at the Redemption Price, subject, however to the provisions of Section 3.08.

SECTION 3.06.  DEPOSIT OF REDEMPTION PRICE.

      On or before the Redemption Date, the Corporation shall deposit with the Paying Agent cash sufficient to pay the Redemption Price and accrued interest on all Debentures to be redeemed.

SECTION 3.07.  DEBENTURES REDEEMED IN PART.

      Upon surrender of a Debenture that is redeemed in part, the Trustee shall authenticate for the Holder a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 3.08.  CORPORATION'S RIGHT TO WITHDRAW REDEMPTION
               ELECTION.

      Notwithstanding any other provision of this Article 3, the Corporation shall have the right, at its option, to withdraw, in whole or in part, its election and notice of redemption pursuant to Article 3 by written notice of such withdrawal given by the Corporation to the Trustee and to each Holder affected thereby at least five (5) days prior to the Redemption Date. At the Corporation's request, the Trustee shall give such notice of withdrawal to such Holders in the Corporation's name and at the expense of the Corporation.
Upon the giving of such notice of withdrawal, the Corporation's redemption election and all notices given pursuant thereto shall be deemed rescinded to the extent set forth in such notice of withdrawal and all parties affected thereby shall be restored to their respective former positions hereunder as if no redemption election had been made by the Corporation and no such redemption notices had been given.

         ARTICLE 4 - REDEMPTION OF DEBENTURES AT
                      DEBENTUREHOLDER'S OPTION

SECTION 4.01.  REDEMPTION RIGHT AT DEBENTUREHOLDER'S OPTION.

      Representatives of deceased Debentureholders and, in the case of a Global Security, representatives of deceased beneficial owners of such Global Security, have certain optional redemption rights all as set forth in the forms of Debenture attached hereto as Exhibits A and B.

                  ARTICLE 5 - COVENANTS

SECTION 5.01.  PAYMENT OF DEBENTURES.

      The Corporation shall pay the Principal of and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal and interest shall be considered paid on the date due if the Trustee or any Paying Agent holds on that date money sufficient to pay all Principal and interest then due, provided that, if Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

      The Corporation shall pay interest on overdue principal at the rate borne by the Debentures; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 5.02.  REPORTING.

      The Corporation shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Corporation also shall comply with the other provisions of TIA Section 314(a).

SECTION 5.03.  CORPORATE EXISTENCE.

      Subject to Article 6, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights

(articles and statutory) of the Corporation; provided,
                                             --------
however, that the Corporation shall not be required to
- -------
preserve any such right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation taken as a whole and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 5.04.  PAYMENT OF TAXES AND OTHER CLAIMS.

      The Corporation will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Corporation or any Subsidiary and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Corporation or any of its Subsidiaries; provided, however, that the Corporation shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 5.05.  LIMITATION ON CERTAIN FUNDED INDEBTEDNESS.

      Neither the Corporation nor a Subsidiary will create, issue, incur, guarantee or assume any Funded Indebtedness which ranks prior to or on a parity with the Debentures in right of payment unless immediately thereafter, and after giving effect thereto and to the application of the proceeds thereof, Consolidated Net Utility Fixed Assets shall be at least equal to Consolidated Funded Indebtedness.

     SECTION 5.06.  LIMITATIONS ON DIVIDENDS AND OTHER
                    PAYMENTS ON STOCK.

      The Corporation will not declare or pay any dividends or make any distributions upon any Common Stock of the Corporation (other than dividends and distributions payable only in shares of Common Stock of the Corporation) and will not directly or indirectly apply any of the assets of the Corporation to the redemption, retirement, purchase or other acquisition of any stock of the Corporation of any class, except purchases or redemptions in compliance with any mandatory sinking fund or purchase fund or redemption requirement in respect of any preferred stock of the Corporation, whether now or hereafter authorized or issued, unless after giving effect to such declaration, payment, distribution or application of assets the Consolidated Tangible Net Worth of the Corporation shall be at least equal to $18,000,000 as reflected on the Corporation's latest available balance sheet, which in no event shall be as of a date more than three months prior to the date of declaration of a dividend or application of assets.

SECTION 5.07.  LIMITATION ON SECURED INDEBTEDNESS.

      Neither the Corporation nor a Subsidiary will issue, assume or guarantee any Indebtedness secured by a Lien on any property or asset at any time owned by it, without effectively securing, prior to or concurrently with the issuance, assumption or guarantee of any such Indebtedness, the Debentures equally and ratably with (or, at the Corporation's option, in a prior position to) such Indebtedness. The foregoing described restriction does not apply to or prevent the creation of:

      (i) existing Liens on property or Indebtedness of a corporation which is merged with or into or consolidated with the Corporation or a Subsidiary provided that the Liens do not apply to any property theretofore owned by the Corporation;

     (ii) any Lien existing on the effective date of this Indenture, and, if the Corporation purchases in fee real property and acquires or constructs improvements thereon to be used by the Corporation as office space, a Lien on such real property and improvements to secure Indebtedness incurred for the purchase of such real property and improvements, so long as such Lien is limited to such real property and improvements and such Indebtedness does not exceed 75% of the purchase price thereof;

    (iii) Liens on moneys or U.S. Government Obligations deposited with the Trustee pursuant to the provisions of the Indenture summarized under
            Article 9 below:

     (iv)   Liens (which term for purposes of this Subsection
            (iv) shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon motor vehicles or office equipment acquired by the Corporation or a Subsidiary after the effective date of this Indenture, under credit terms customarily extended to purchasers by the manufacturers or other sellers, provided that no such Lien shall extend to or cover any property of the Corporation or any Subsidiary, as the case may be, other than the property then being acquired;

      (v) Liens for the sole purpose of extending, renewing or replacing, in whole or in part, Liens securing Indebtedness of the type referred to in the foregoing Subsections (i) through (iv) above, provided, however, that the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement shall not be increased and that such extension, renewal or replacement shall be limited to all or part of the property or Indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such property);

     (vi)   Liens for taxes or assessments or other
            governmental charges or levies not yet due and payable;

    (vii) Materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business so long as the obligations giving rise to such Liens are satisfied in a timely manner;

   (viii) Liens created by or existing from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, and as to which execution is effectively stayed; or

     (ix) Liens to secure Indebtedness having an outstanding principal balance aggregating not more than $3,000,000 exclusive of Indebtedness described in the foregoing Subsections (i) through (viii) above.

      The Corporation further covenants that it will not incur any such Lien unless the instruments and collateral documents equally and ratably securing the Debentures are approved by the Trustee, and in the opinion of independent counsel selected by the Trustee, the transaction creating such Lien complies with the requirements of this Section.

SECTION 5.08.  COMPLIANCE CERTIFICATE.

      The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate as to the Corporation's compliance with all conditions and covenants under the Indenture, and further stating whether or not the signers know of any Default that occurred during the fiscal year. If the signers know of any such Default, the Officers' Certificate shall describe the Default and its status, and the Corporation's compliance shall be determined without regard to any grace period or notice requirements under this Indenture. The certificate need not comply with Section 11.05.

SECTION 5.09.  DEFAULT CERTIFICATE.

      The Corporation shall deliver to the Trustee, within seven (7) days of obtaining knowledge of the existence of a Default hereunder, or within seven (7) days of any event of default as described in Section 7.01(4) herein, a certificate signed by one of its Officers, setting forth the nature of the Default and the steps taken, if any, to cure such Default.

                  ARTICLE 6 - SUCCESSORS

SECTION 6.01.  WHEN CORPORATION MAY MERGE, ETC.

      The Corporation shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any Person unless:

      (1) the Person is a corporation organized and existing under the Laws of the United States, or any State thereof or the District of Columbia;

      (2) the Person assumes by supplemental indenture all the obligations of the Corporation under the Debentures and this Indenture;

      (3) immediately after the transaction no Default exists; and

      (4) the Corporation has delivered to the Trustee an Officers' Certificate and Opinion of Counsel each stating that the transaction and supplemental indenture comply with this Article.

      The surviving transferee or lessee corporation shall be the successor Corporation and deemed to and be substituted for the Corporation under the Indenture, and the predecessor
Corporation in the case of a transfer or lease shall be released from all obligations and covenants under the Indenture and the Debentures.

               ARTICLE 7 - DEFAULTS AND REMEDIES

SECTION 7.01.  EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" occurs if:

      (1) the Corporation defaults in the payment of interest on any Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

      (2) the Corporation defaults in the payment of the Principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

      (3) the Corporation fails to comply with any of its other agreements in the Debentures or this Indenture and the Default continues for the period and after the notice specified below;

      (4) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed for which the Corporation or any Consolidated Subsidiary is responsible or liable as obligor, guarantor or otherwise or obligations of the Corporation or any Consolidated Subsidiary as a lessee under leases required to be capitalized under generally accepted accounting principles, in an aggregate principal amount of $100,000 or more, whether such Indebtedness or obligation now exists or shall hereafter be created, shall happen and shall result in such Indebtedness or obligation becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Indebtedness or obligation shall not have been discharged, within a period of 10 days after written notice has been given to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Debentures then outstanding, specifying such event of default and requiring the Corporation to cause such acceleration to be rescinded or annulled or to cause such Indebtedness or obligation to be discharged and stating that such notice is a "Notice of Default" hereunder;

      (5) the Corporation pursuant to or within the meaning of any Bankruptcy Law:

            (A)   commences a voluntary case,

            (B) consents to the entry of an order for relief against it in an involuntary case,

            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

            (D) makes a general assignment for the benefit of its creditors; or

      (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, and the order or decree remains unstayed and in effect for 60 days, that:

            (A) is for relief against the Corporation in an involuntary case,

            (B) appoints a Custodian of the Corporation for all or substantially all of its property, or

            (C)   orders the liquidation of the Corporation.

      The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      A Default under clause (3) is not an Event of Default until (i) the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding notify the Corporation of the Default, or (ii) the Corporation provides notice to the Trustee pursuant to the provisions of Section
5.08 hereof, and the Corporation does not cure the Default within 60 days after receipt of such respective notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." The Trustee shall, if requested to do so by the Holders of 25% in principal amount of the Debentures, notify the Corporation of the Default pursuant to this Section.

      Subject to the provisions of Sections 8.01 and 8.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Corporation, the Paying Agent, the Holder of a Debenture or an agent of such Holder or, in the case of an Event of Default under clause (4), by the trustee acting under any mortgage, indenture or other instrument under which the event of default shall have occurred or by the holder or the agent of any holder of such Indebtedness.

SECTION 7.02.  ACCELERATION.

      If an Event of Default occurs and is continuing, the Trustee, by notice to the Corporation, or the Holders of at least 25% in principal amount of the Debentures then outstanding, by notice to the Corporation and the Trustee, may declare the principal of, and accrued interest on, all the Debentures to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately.

      The Holders of a majority in principal amount of the Debentures then outstanding, by notice to the Trustee, may rescind an acceleration of all the Debentures and its consequences if (i) all existing Events of Default have been cured or waived except nonpayment of the principal and interest that has become due solely because of the acceleration and (ii) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 7.03.  OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04.  WAIVER OF PAST DEFAULTS.

      The Holders of a majority in principal amount of the Debentures, by notice to the Trustee, on behalf of all Debentureholders, may waive a past Default and its consequences, except a Default in the payment of the Principal of or interest on any Debenture, an uncured failure to make any redemption payment or an uncured Default with respect to a provision which cannot be modified under the terms of this Indenture without the consent of each Holder affected.

SECTION 7.05.  CONTROL BY MAJORITY.

      The Holders of a majority in principal amount of the Debentures then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Debentureholders, or would involve the Trustee in personal liability; provided, that the
                                           --------
Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. However, the Trustee is under no duty or obligation to exercise its discretion in determining whether such directions may conflict with law or this Indenture, or are unduly prejudicial to the rights of Debentureholders.

SECTION 7.06.  LIMITATION ON SUITS.

      A Debentureholder may pursue a remedy with respect to this Indenture or the Debentures only if:

      (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

      (2) the Holders of at least 25% in principal amount of the Debentures then outstanding make a written request to the Trustee to pursue the remedy;

      (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (4) the Trustee does not comply with the request by Debentureholders pursuant to Section 7.06(2) above, within 60 days after receipt of the request and the offer of indemnity; and

      (5) during such 60-day period the Holders of a majority in principal amount of the Debentures then outstanding do not give the Trustee a direction inconsistent with the request.

      A Debentureholder may not use this Indenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.

SECTION 7.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of Principal and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 7.08.  COLLECTION SUIT BY TRUSTEE.

      If an Event of Default in payment of interest or Principal specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of unpaid Principal and accrued interest remaining unpaid.

SECTION 7.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Debentureholders allowed in any judicial proceedings relative to the Corporation upon the Debentures, its creditors or its property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Debentureholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses and disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

SECTION 7.10.  PRIORITIES.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

      First: to the Trustee for amounts due under Section 8.07;
      -----

      Second: to Debentureholders for amounts due and unpaid
      ------
      on the Debentures for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for Principal and interest, respectively; and

      Third: to the Corporation.
      -----

      The Trustee may fix a record date and payment date for any payment to Debentureholders pursuant to this Article.

SECTION 7.11.  UNDERTAKING FOR COSTS.

      Subject to the provisions of Section 8.02 hereof, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 7.07 or a suit by Holders of more than 10% in principal amount of the Debentures.

SECTION 7.12.  WAIVER OF STAY OR EXTENSION LAWS.

      The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 7.13.  RESTORATION OF RIGHTS AND REMEDIES.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Corporation, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the

Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 7.14.  RECORD DATE FOR VOTE OF DEBENTUREHOLDERS.

      The Corporation may set a record date for purposes of determining the identity of Debentureholders entitled to vote or consent to any action by vote or consent authorized or permitted by Section 7.04 and Section 7.05 of this Indenture. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 2.05 of this Indenture prior to such solicitation.

                  ARTICLE 8 - TRUSTEE

SECTION 8.01.  DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b)   Except during the continuance of an Event of
            Default:

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
            (a), (b) and (c) of this Section.

      (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02.  RIGHTS OF TRUSTEE.

      Except as otherwise provided in Section 8.01:

      (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 8.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Corporation or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

SECTION 8.04.  TRUSTEE'S DISCLAIMER.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Corporation's use of the proceeds from the Debentures, and it shall not be responsible for any statement in the Debentures other than its authentication.

SECTION 8.05.  NOTICE OF DEFAULTS.

      If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Debentureholders, in the manner and to the extent provided in TIA Section 313(c), a notice of the Default within 90 days after it occurs.
Except in the case of a Default in payment of the principal of or interest on any Debenture, the Trustee may withhold the notice if and so long as the Board of Directors, the Executive Committee or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Debentureholders.

SECTION 8.06.  REPORTS BY TRUSTEE TO HOLDERS.

      On or before each December 15 beginning with the December 15 following the date of this Indenture, the Trustee shall mail to each Debentureholder a brief report, dated as of such reporting date, with respect to any of the events listed in TIA Section 313(a) which may have occurred within the previous 12 months, but if no such event has occurred within such period no such report need be mailed. The Trustee also shall comply with TIA Section 313(b)(2).

      A copy of each report required in this Section shall be mailed to such Debentureholders as required by TIA Section 313(c) and shall, at the time of its mailing to such Debentureholders, be filed with the Corporation, the SEC and each stock exchange on which the Debentures are listed. The Corporation shall notify the Trustee when the Debentures are listed on any stock exchange.

SECTION 8.07.  COMPENSATION AND INDEMNITY.

      The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. If an Event of Default should occur, the Trustee shall be entitled to reasonable additional compensation for all additional or extraordinary services rendered and expenses (including counsel fees) incurred in connection with said Event of Default.

      The Corporation shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent.

      The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

      To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08.  REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign by so notifying the Corporation.
The Holders of a majority in principal amount of the Debentures may remove the Trustee by so notifying the Trustee and the Corporation. The Corporation may remove the Trustee if:

      (1)   the Trustee fails to comply with Section 8.10;

      (2)   the Trustee is adjudged a bankrupt or an insolvent;

      (3) a receiver or public officer takes charge of the Trustee or its property;

      (4)   the Trustee becomes incapable of acting; or

      (5) the Trustee fails to comply with TIA Section 310(b) after an Event of Default.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee.
Within one year after the successor Trustee assumes office, the Holders of a majority in principal amount of the Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Corporation.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in principal amount of the Debentures then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 8.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

SECTION 8.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 8.10.  ELIGIBILITY; DISQUALIFICATION.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least

$15,000,000 as set forth in its most recent published annual report of condition. Neither the Corporation nor any Affiliate shall serve as Trustee upon the Debentures or pursuant to this Indenture. The Trustee is subject to TIA
Section 310(b).

SECTION 8.11.  PREFERENTIAL COLLECTION OF CLAIMS
               AGAINST CORPORATION.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A
Trustee who has resigned or been removed is subject to TIA
Section 311(a) to the extent indicated.

SECTION 8.12.  APPOINTMENT OF CO-TRUSTEE.

      It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement of an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that an additional individual or institution be appointed as a separate or Co-Trustee.

      At any time or times, for the purpose of meeting the legal requirements of any jurisdiction, the Trustee and the Corporation may appoint an additional individual or institution as a separate or Co-Trustee, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture, to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee but only to the extent necessary to enable such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or Co-Trustee shall run to and be enforceable by either of them. If the Corporation does not join in such appointment within 15 days after receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

      Should any deed, conveyance or instrument in writing from the Corporation be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, including particularly the right to be paid its fees for services rendered, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Corporation. In case any separate or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new
Trustee or successor to such separate or Co-Trustee.

      The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of this Indenture shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such separate or Co-Trustee jointly, as shall be provided in the instrument appointing such separate or Co-Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate or Co-Trustee

            ARTICLE 9 - DISCHARGE OF INDENTURE

SECTION 9.01.  TERMINATION OF CORPORATION'S OBLIGATIONS.

      The Corporation may at any time terminate all of its obligations under this Indenture if:

      (1) the Corporation provides written notice to the Trustee of the Corporation's intent to terminate its obligation under this Indenture;

      (2) the Debentures mature within one year of the Corporation's written notice of its intent to terminate or all of the Debentures are to be called for redemption within one year of the Corporation's written notice of its intent to terminate under arrangements satisfactory to the Trustee for giving the notice of redemption; and

      (3) the Corporation irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay Principal and interest on the Debentures at maturity or on redemption, as the case may be. The Corporation may make the deposit only during the one-year period referred to in paragraph (2) above.

      However, the Corporation's obligations in Sections 2.03,
2.04, 2.05, 2.06, 2.07, 5.01, 8.07, 8.08 and 9.03
shall survive until the Debentures are no longer outstanding.
Thereafter, the Corporation's obligations in Sections 8.07 and
9.03 shall survive.

      After a deposit the Trustee upon request shall acknowledge in writing the discharge of the Corporation's obligations under this Indenture except for those surviving obligations specified above.

      In order to have money available on a payment date to pay Principal or interest on the Debentures, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. The U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 9.02.  APPLICATION OF TRUST MONEY.

      The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01. It shall apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal and interest on the Debentures.

SECTION 9.03.  REPAYMENT TO CORPORATION.

      The Trustee and the Paying Agent shall promptly pay to the Corporation upon request any excess money or securities held by the Trustee as a result of the Corporation's making payments to the Trustee and Paying Agent in excess of that required under the provisions of this Indenture. The obligation of the Trustee and the Paying Agent to pay such excess money or securities to the Corporation shall survive the payment and/or cancellation of all of the Debentures until all such excess funds or securities have been so paid.

      The Trustee and the Paying Agent shall pay to the Corporation annually as of August 1 of each year any money held by them for the payment of Principal or interest that remains unclaimed for two years. After payment to the Corporation, Debentureholders entitled to the money must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another person.

     ARTICLE 10 - AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.  WITHOUT CONSENT OF HOLDERS.

      The Corporation and the Trustee may amend or supplement this Indenture or the Debentures without notice to or consent of any Debentureholder:

      (1) to cure any ambiguity, omission, defect or inconsistency;

      (2)   to comply with Section 6.01;

      (3) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;
            or

      (4) to make any change that does not materially adversely affect the rights of any Debentureholder.

SECTION 10.02.  WITH CONSENT OF HOLDERS.

      The Corporation and the Trustee may amend or supplement this Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the Debentures then outstanding. Without the consent of each Debentureholder affected, however, an amendment under this Section may not:

      (1) reduce the amount of Debentures whose Holders must consent to an amendment or waiver;

      (2) reduce the rate of or change the time for payment of interest on any Debenture;

      (3) reduce the Principal of or change the maturity of any Debenture;

      (4) waive a Default in the payment of the Principal of or interest on any Debenture;

      (5) make any Debenture payable in money other than that stated in the Debenture; or

      (6)   modify the provisions of Sections 7.04, 7.07 and
            10.02 (second sentence).

      After an amendment or supplement under this Section becomes effective, the Corporation shall mail to Debentureholders a notice briefly describing the amendment.

SECTION 10.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment to or supplement of this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 10.04.  REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his Debenture or portion of a Debenture if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

SECTION 10.05.  NOTATION ON OR EXCHANGE OF DEBENTURES.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Corporation in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

SECTION 10.06.  TRUSTEE PROTECTED.

      The Trustee need not sign any supplemental indenture that adversely affects its rights.

                    ARTICLE 11 - MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section
318(c), the imposed duties shall control.

SECTION 11.02.  NOTICES.

      Any notice or communication by the Corporation or the Trustee to the other is duly given if in writing and when delivered in person or mailed by first-class mail addressed as follows:

if to the Corporation:

            DELTA NATURAL GAS COMPANY, INC.
            3617 Lexington Road
            Winchester, Kentucky  40391
            Attention:  Treasurer

if to the Trustee:

            THE FIFTH THIRD BANK
            38 Fountain Square Plaza
            Cincinnati, Ohio  45263
            Attention:  Corporate Trust Administration

      The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication to a Debentureholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Corporation mails a notice or communication to Debentureholders, it shall mail a copy to the Trustee and each Agent at the same time.

      All notices or communications shall be in writing, except as set forth below.

      In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

      Debentureholders may communicate pursuant to TIA Section
312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The
Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS
                PRECEDENT.

      Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

      (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
      (2) an Opinion of Counsel addressed to the Trustee and upon which the Trustee may rely, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      (1)   a statement that the persons making such Officers'
            Certificate or Opinion of Counsel have read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers'
            Certificate or Opinion of Counsel are based;

      (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether or not, in the opinion of such persons, such condition or covenant has been complied with.

SECTION 11.06.  RULES BY TRUSTEE AND AGENT.

      The Trustee may make reasonable rules for action by, or a meeting of, Debentureholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.  LEGAL HOLIDAYS.

      A "LEGAL HOLIDAY" is a Saturday, a Sunday, or a day on which banking institutions in Cincinnati, Ohio, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.  NO RECOURSE AGAINST OTHERS.

      No liability under the Debentures shall inure to any director, officer, employee or stockholders, as such, of the Corporation and each Debentureholder, by accepting the Debenture, waives and releases all such liability.

SECTION 11.09.  DUPLICATE ORIGINALS.

      The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 11.10.  GOVERNING LAW.

      The laws of the Commonwealth of Kentucky shall govern this Indenture and the Debentures.

SECTION 11.11.  TABLE OF CONTENTS, HEADINGS, ETC.

      The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


                                       SIGNATURES

Dated: --------------, 1996            DELTA NATURAL GAS COMPANY, INC.
                                         ("Corporation")


(SEAL)                                 By:
- ---------------------------
                                         Its:  President and Chief
                                                 Executive Officer


Attest: -------------------------
        Its:  Corporate Secretary

Dated: --------------, 1996            THE FIFTH THIRD BANK
                                         ("Trustee")


(SEAL)                                 By:
- ---------------------------
                                         Its:  Trust Officer


Attest: -------------------------



349\023\5522\058.IND

                    FORM OF GLOBAL SECURITY

                           EXHIBIT A


      THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR NOMINEE OF A DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

      Unless this certificate is presented by an authorized representative of THE DEPOSITORY TRUST COMPANY, a New York corporation ("DTC"), to Delta Natural Gas Company, Inc., a Kentucky corporation, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of CEDE & CO. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

             DELTA NATURAL GAS COMPANY, INC.

          -----% DEBENTURE DUE AUGUST 1, 2026

                                                  $15,000,000

No.-----------------------          CUSIP No. --------------

      DELTA NATURAL GAS COMPANY, INC., a Kentucky corporation, for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIFTEEN MILLION DOLLARS on August 1, 2026, and to pay interest on said principal sum at the rate of ----% per annum calculated on the basis of a 360-day year of twelve 30-day months.

1.    INTEREST.

      DELTA NATURAL GAS COMPANY, INC. ("CORPORATION"), a Kentucky corporation, promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Corporation will pay interest semi-annually on February 1 and August 1 of each year (each such date being an "INTEREST PAYMENT DATE"), commencing February 1, 1997. Interest on the Debentures will accrue from the most recent date to which interest has been paid, or, if no interest has been paid previously, from the date of original issuance of this Debenture; provided that, if there is no existing default in the payment of interest, and if this Debenture is authenticated between a "Record Date" (as hereinafter defined) and the next succeeding Interest Payment Date, interest shall accrue from the next Interest Payment Date. The term "RECORD DATE" as used herein shall mean the January 15 or July 15, as the case may be, immediately preceding each Interest Payment Date.

2.    METHOD OF PAYMENT.

      The Corporation will pay interest on the Debentures (except defaulted interest) to the Paying Agent who will then pay such interest to the Persons who are registered Holders of Debentures at the close of business on the Record Date next preceding the Interest Payment Date. The Corporation shall pay appropriate amounts to the Paying Agent in immediately available funds at least one (1) business day preceding the Interest Payment Date. The Paying Agent will pay interest to such Holders on the next Interest Payment Date even though Debentures are cancelled after the Record Date but on or before the Interest Payment Date. Holders must surrender Debentures to the Paying Agent to collect Principal payments; except that, with respect to a Global Security, the Depository need not surrender the Global Security to collect payments of Principal other than the final payment of Principal of such Global Security, provided that the Depository makes appropriate endorsement on such Global Security of such prepayments on the Table of Prepayments. The Paying Agent will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, except as set forth in the last sentence of this paragraph: (i) the Paying Agent may pay Principal and interest by check payable in such money; and
(ii) the Paying Agent may mail an interest check to a Holder's registered address. Any Holder of at least $1,000,000 aggregate principal amount of Debentures shall have the right to receive payment of Principal of and interest on the Debentures by wire transfer of funds, provided that such Debentureholder requests such form of payment, accompanied by appropriate wire transfer instructions, by written notice to the Trustee and the Paying Agent given not later than the Record Date immediately preceding such payment.

3.    PAYING AGENT AND REGISTRAR.

      Initially, The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or Co-Registrar without notice. The Corporation or any of its Subsidiaries may act in any such capacity.

4.    INDENTURE.

      The Corporation issued the Debentures under an Indenture dated as of July 1, 1996 ("INDENTURE"), between the Corporation and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the Act for a statement of such terms. Capitalized terms used but not otherwise defined herein shall have the same meanings such terms are given in the Indenture. The Debentures are unsecured general obligations of the Corporation limited to $15,000,000 in aggregate principal amount.

5.    REDEMPTION AT CORPORATION'S OPTION.

      The Corporation may, at its option, at any time on or after August 1, 2001, redeem all the Debentures or some of them from time to time at the following Redemption Prices
(expressed in percentages of principal amount of the Debentures) plus unpaid accrued interest to the Redemption
Date.

      If redeemed during the 12-month period beginning August
1:

                   YEAR                    PERCENTAGE
                   ----------------------------------
                   2001                       105%
                   2002                       104
                   2003                       103
                   2004                       102
                   2005                       101
                   2006 until maturity        100

      Notice of redemption at the Corporation's option will be mailed at least 30 days before the Redemption Date to each Holder of Debentures to be redeemed at his registered address as set forth in the register. Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the Redemption Date (if there is no default in the payment of the Redemption Price by the Corporation), interest ceases to accrue on Debentures or portions thereof called for redemption. The Corporation shall have the right, at its option, to withdraw and rescind, in whole or in part, any such optional redemption by the Corporation and any such notice of redemption given in connection therewith at any time prior to the Redemption Date by written notice of such withdrawal to the Trustee and to the Debentureholders affected thereby.

6.    REDEMPTION AT BENEFICIAL OWNER'S OPTION.

      For purposes hereof, a "BENEFICIAL OWNER" means the Person who has the right to sell, transfer or otherwise dispose of an interest in this Debenture and the right to receive the proceeds therefrom, as well as the interest and Principal payable to the Holder hereof. In general, a determination of beneficial ownership in this Debenture will be subject to the rules, regulations and procedures governing the Depository and institutions that have accounts with the Depository or a nominee thereof ("PARTICIPANTS"). Participants may hold interests in this Debenture as Beneficial Owners for their own accounts, or as nominees for other persons.

      Unless the Debentures have been declared due and payable prior to their maturity by reason of an Event of Default, the Representative (as hereinafter defined) of a deceased
Beneficial Owner has the right to request redemption of all or part of his interest, expressed in integral multiples of $1,000 principal amount, in this Debenture for payment prior to its maturity, and the Corporation will redeem the same subject to the limitations that the Corporation will not be obligated to redeem, during the period from the original issuance of the Debentures through and including August 1, 1997 (the "INITIAL PERIOD"), and during any twelve-month period which ends on and includes each August 1 thereafter
(each such twelve-month period being hereinafter referred to as a "SUBSEQUENT PERIOD"), (i) on behalf of a deceased Beneficial Owner any interest in this Debenture which exceeds an aggregate principal amount of $25,000 or (ii) interests in this Debenture in an aggregate principal amount exceeding $500,000. In the case of interests in this Debenture owned by a deceased Beneficial Owner, a request for redemption may be presented to the Trustee at any time and in any principal amount. If the Corporation, although not obligated to do so, chooses to redeem interests of any deceased Beneficial Owner in this Debenture in the Initial Period or any Subsequent
Period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $500,000 limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period.

      Subject to the $25,000 and $500,000 limitations, the Corporation will, upon the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in this Debenture within 60 days following receipt by the Trustee of a Redemption Request (as herein defined) from such Beneficial Owner's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other Persons entitled hereunder to effect such a Redemption Request (each, a "REPRESENTATIVE"). If Redemption Requests exceed the aggregate principal amount of interests in Debentures required to be redeemed during the Initial Period or during any Subsequent Period, then such excess Redemption Requests will be applied to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests.

      A request for redemption of an interest in this Debenture may be made by delivering a request to the Depository, in the case of a Participant which is the Beneficial Owner of such interest, or to the Participant through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner and evidence of the authority of the Representative satisfactory to the Participant and Trustee.
A Representative of a deceased Beneficial Owner may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant or Trustee shall require. The request shall specify the principal amount of the interest in this Debenture to be redeemed. A request for redemption in the form satisfactory to the Participant and accompanied by the documents relevant to the request as above provided, together with a certification by the Participant that it holds the interest on behalf of the deceased
Beneficial Owner with respect to whom the request for redemption is being made (a "REDEMPTION REQUEST"), shall be provided to the Depository by a Participant and the Depository will forward the request to the Trustee. Redemption Requests shall be in form satisfactory to the Trustee.

      The price to be paid by the Corporation for interests in the Debentures to be redeemed pursuant to a Redemption Request from a deceased Beneficial Owner's Representative is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. Subject to arrangements with the Depository, payment for interests in the Debentures which are to be redeemed shall be made to the Depository upon presentation of Debentures to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depository which are to be fulfilled in connection with such payment. Any acquisition of Debentures by the Corporation or its Subsidiaries other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this paragraph 6 shall not be included in the computation of either the $25,000 or the $500,000 limitation for the Initial Period or for any Subsequent Period.

      For purposes of this paragraph 6, an interest in a Debenture held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a person, who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in this Debenture will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee. Such interests shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and his spouse), and trust and certain other arrangements where one Person has substantially all of the rights of a Beneficial Owner during his lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of an interest in this Debenture and the right to receive the proceeds therefrom, as well as interest and Principal payable with respect thereto.

      In the case of any Redemption Request which is presented pursuant to this paragraph 6 and which has not been fulfilled at the time the Corporation gives notice of its election to redeem Debentures pursuant to paragraph 5, such interest or portion thereof shall not be subject to redemption pursuant to paragraph 5 but shall remain subject to redemption pursuant to this paragraph 6.

      Subject to the provisions of the immediately preceding sentence, any Redemption Request may be withdrawn by the Person(s) presenting the same upon delivery of a written request for such withdrawal given by the Depository to the Trustee prior to the issuance of a check in payment of such Redemption Request.

7.    DENOMINATIONS, TRANSFER, EXCHANGE.

      The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Debentures shall be registered and Debentures may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption. Also, it need not exchange or register the transfer of any Debentures during that period of time subsequent to any Record Date and prior to the next succeeding Interest Payment Date.

8.    PERSONS DEEMED OWNERS.
      The registered Holder of a Debenture may be treated as its owner for all purposes.

9.    AMENDMENTS, SUPPLEMENTS AND WAIVERS.

      Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and any existing Default may be waived, with the consent of Holders of a majority in principal amount of the Debentures then outstanding. Without the consent of any Debentureholder, the Indenture or the Debentures may be amended or supplemented, for among other reasons, to cure any ambiguity, defect or inconsistency, to provide for assumption of Corporation obligations to Debentureholders or to make any change that does not materially adversely affect the rights of any Debentureholder.

10.   DEFAULTS AND REMEDIES.

      An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of Principal of the Debentures; failure by the Corporation for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures; default in the payment of Indebtedness having an outstanding principal balance of $100,000 or more under certain circumstances; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Debentures may declare all the Debentures to be due and payable immediately. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing Default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Corporation must furnish an annual Officers' Certificate to the Trustee.

      The Trustee shall not be charged with knowledge of any Event of Default as defined in the Indenture, unless written notice thereof shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Corporation, the Paying Agent, the Holder of a Debenture or an agent of such Holder.

11.   TRUSTEE DEALINGS WITH CORPORATION.

      The Fifth Third Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee, subject to any limitations imposed by the Act.

12.   NO RECOURSE AGAINST OTHERS.

      A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

13.   AUTHENTICATION.

      This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.   ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN (
= joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors Act).


Dated:
Authenticated:

THE FIFTH THIRD BANK,                     DELTA NATURAL GAS
  AS TRUSTEE                                COMPANY, INC.



By:--------------------------             By:---------------------------
Its:  Authorized Signer                   Its:  President


                                          By:---------------------------
                                          Its:  Corporate Secretary

                                          (SEAL)


                -------------------------

The Corporation will furnish to any Debentureholder upon written request and without charge a copy of the Indenture, which has in it the text of this Debenture in larger type. Requests may be made to: Treasurer, Delta Natural Gas Company, Inc., 3617 Lexington Road, Winchester, Kentucky 40391.

                -------------------------

                  TABLE OF PREPAYMENTS

      Upon all partial payments of principal of the within Debenture, this Debenture shall be surrendered to the Trustee for issuance of a new Debenture unless the registered Holder hereof shall make appropriate endorsements on the table below indicating the amount of principal so prepaid, prior to any transfer to this Debenture. Any purchaser or transferee of this Debenture shall verify with the Trustee the principal balance outstanding prior to the purchase or transfer hereof.

            PRINCIPAL               REMAINING UNPAID
DATE        AMOUNT PAID             PRINCIPAL BALANCE             SIGNATURE
- ---------------------------------------------------------------------------

                        ASSIGNMENT FORM

I/We assign and transfer this Debenture to

[------------------]
(Insert assignee's social
 security or tax I.D. number)


- -----------------------------------------------------------------

- -----------------------------------------------------------------

- -----------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint -----------------------------------------
- ---------------------------------------- agent to transfer this
Debenture on the books of the Corporation. The agent may substitute another to act for him.


Date: -------------------           Signature: ------------------------
                                                 (Sign exactly as your
                                                  name appears on this
                                                  Debenture)


Signature Guarantee


- -------------------------

                        FORM OF DEBENTURE

                            EXHIBIT B
                       (Face of Debenture)

                 DELTA NATURAL GAS COMPANY, INC.

                    -----% DEBENTURE DUE 2026

No. ----------------------          $-------------------------

      DELTA NATURAL GAS COMPANY, INC., a Kentucky corporation, for value received, hereby promises to pay to
- ------------------------, or registered assigns, the principal sum of----------------------- DOLLARS on August 1, 2026, and
to pay interest on said principal sum at the rate of -----% per annum calculated on the basis of a 360-day year of twelve 30-day months.

      INTEREST PAYMENT DATES:  February 1 and August 1

      RECORD DATES:  January 15 and July 15

Dated:

Authenticated:

THE FIFTH THIRD BANK,                     DELTA NATURAL GAS
  AS TRUSTEE                                COMPANY, INC.



By:--------------------------             By:---------------------------
Its:  Authorized Signer                   Its:  President


                                          By:---------------------------
                                          Its:  Corporate Secretary

                                          (SEAL)

                      (Back of Debenture)

                DELTA NATURAL GAS COMPANY, INC.

              -----% DEBENTURE DUE AUGUST 1, 2026


1.    INTEREST.

      DELTA NATURAL GAS COMPANY, INC. ("CORPORATION"), a Kentucky corporation, promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Corporation will pay interest semi-annually on February 1 and August 1 of each year (each such date being an "Interest Payment Date"), commencing February 1, 1997. Interest on the Debentures will accrue from the most recent date to which interest has been paid, or, if no interest has been paid previously, from the date of original issuance of this Debenture; provided that, if there is no existing default in the payment of interest, and if this Debenture is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from the next Interest Payment Date.

2.    METHOD OF PAYMENT.

      The Corporation will pay interest on the Debentures (except defaulted interest) to the Paying Agent who will then pay such interest to the Persons who are registered Holders of Debentures at the close of business on the Record Date next preceding the Interest Payment Date. The Corporation shall pay appropriate amounts to the Paying Agent in immediately available funds at least one (1) business day preceding the Interest Payment Date. The Paying Agent will pay interest to such Holders on the next Interest Payment Date even though Debentures are cancelled after the Record Date but on or before the Interest Payment Date. Holders must surrender Debentures to the Paying Agent to collect Principal payments. The Paying Agent will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, except as set forth in the last sentence of this paragraph: (i) the Paying Agent may pay Principal and interest by check payable in such money; and (ii) the Paying Agent may mail an interest check to a Holder's registered address. Any Holder of at least $1,000,000 aggregate principal amount of Debentures shall have the right to receive payment of Principal of and interest on the Debentures by wire transfer of funds, provided that such Debentureholder requests such form of payment, accompanied by appropriate wire transfer instructions, by written notice to the Trustee and the

Paying Agent given not later than the Record Date immediately preceding such payment.

3.    PAYING AGENT AND REGISTRAR.

      Initially, The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or Co-Registrar without notice. The Corporation or any of its Subsidiaries may act in any such capacity.

4.    INDENTURE.

      The Corporation issued the Debentures under an Indenture dated as of July 1, 1996 ("INDENTURE"), between the Corporation and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the Act for a statement of such terms. Capitalized terms used but not otherwise defined herein shall have the same meanings such terms are given in the Indenture. The Debentures are unsecured general obligations of the Corporation limited to $15,000,000 in aggregate principal amount.

5.    REDEMPTION AT CORPORATION'S OPTION.

      The Corporation may, at its option, at any time on or after August 1, 2001, redeem all the Debentures or some of them from time to time at the following Redemption Prices
(expressed in percentages of principal amount of the Debentures) plus unpaid accrued interest to the Redemption
Date.

      If redeemed during the 12-month period beginning August
1:

                        YEAR                    PERCENTAGE
- ----------------------------------------------------------
                        2001                       105%
                        2002                       104
                        2003                       103
                        2004                       102
                        2005                       101
                        2006 until maturity        100

      Notice of redemption at the Corporation's option will be mailed at least 30 days before the Redemption Date to each Holder of Debentures to be redeemed at his registered address as set forth in the register. Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the Redemption Date (if there is no default in the payment of the Redemption Price by the Corporation), interest ceases to accrue on Debentures or portions thereof called for redemption. The Corporation shall have the right, at its option, to withdraw and rescind, in whole or in part, any such optional redemption by the Corporation and any such notice of redemption given in connection therewith at any time prior to the Redemption Date by written notice of such withdrawal to the Trustee and to the Debentureholders affected thereby.

6.    REDEMPTION AT HOLDER'S OPTION.

      Unless the Debentures have been declared due and payable prior to their maturity by reason of an Event of Default, the Representative (as hereinafter defined) of a deceased Debentureholder has the right to present Debentures for payment prior to their maturity, and the Corporation will redeem the same subject to the limitations that the Corporation will not be obligated to redeem, during the period from the original issuance of the Debentures through and including August 1, 1997 (the "INITIAL PERIOD"), and during any twelve-month period which ends on and includes each August 1 thereafter (each such twelve-month period being hereinafter referred to as a "SUBSEQUENT PERIOD"), (i) Debentures presented on behalf of a deceased Debentureholder exceeding an aggregate principal amount of $25,000 or (ii) Debentures in an aggregate principal amount exceeding $500,000. In the case of Debentures owned by a deceased Holder, Debentures may be presented to the Trustee for redemption at any time and in any principal amount. If the Corporation, although not obligated to do so, chooses to redeem Debentures of any deceased Debentureholder in any such period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Debentureholder, shall not be included in the computation of the $500,000 limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period.

      Subject to the $25,000 and $500,000 limitations, the Corporation will, upon the death of any Debentureholder, redeem Debentures within 60 days following receipt by the Trustee of a request therefor from such Debentureholder's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other Persons entitled hereunder to request such redemption (each, a "REPRESENTATIVE"). If Debentures presented for redemption exceed the aggregate principal amount of Debentures required to be redeemed during the Initial Period or during any Subsequent Period, then such excess Debentures presented for redemption will be applied to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such Debentures.

      Debentures may be presented for redemption by delivering to the Trustee: (i) a written request for redemption, in form satisfactory to the Trustee, signed by the Representative of the deceased Debentureholder, (ii) the Debenture(s) to be redeemed and (iii) appropriate evidence of death of the Debentureholder and appropriate evidence of the authority of the Representative of the deceased Debentureholder. No particular forms of request for redemption or authority to request redemption are necessary. The price to be paid by the Corporation for all Debentures presented to it pursuant to the provisions described in this paragraph 6 is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. Any acquisition of Debentures by the Corporation or its Subsidiaries other than by redemption at the option of any Representative of a deceased Debentureholder pursuant to this paragraph 6 shall not be included in the computation of either the $25,000 or the $500,000 limitation for the Initial Period or for any Subsequent Period.

      For purposes of this paragraph 6, a Debenture held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Debentureholder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Debentureholder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a Debenture will be deemed the death of the Debentureholder, regardless of the registered Debentureholder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and his spouse), and trust and certain other arrangements where one person has substantially all of the beneficial ownership interests in the Debenture during his lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Debenture and the right to receive the proceeds therefrom, as well as interest and Principal payable with respect thereto.

      In the case of Debentures held by Qualified Institutions on behalf of beneficial owners, the $25,000 limitation shall apply to each such beneficial owner and the death of such beneficial owner shall entitle a Qualified

Institution to seek redemption of such Debentures as if the deceased beneficial owner were the record Debentureholder. Such Qualified Institutions, in their request for redemption on behalf of such beneficial owners, must submit evidence, satisfactory to the Trustee, that they hold Debentures on behalf of such beneficial owners and must certify that the aggregate requests for redemption tendered by such Qualified Institution on behalf of each such beneficial owner in the Initial Period or any Subsequent Period does not exceed $25,000. In addition, any request for redemption made by a Qualified Institution on behalf of a beneficial owner must be delivered to the Trustee by registered mail, return receipt requested.

      In the case of any Debenture which is presented for redemption in part only, upon such redemption the Corporation shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder of such Debenture, without service charge to the Debentureholder, a new Debenture or Debentures, of any authorized denomination or denominations as requested by such Holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Debenture so presented.

      In the case of any Debenture or portion thereof which is presented for redemption pursuant to this paragraph 6 and which has not been redeemed at the time the Corporation gives notice of its election to redeem Debentures pursuant to paragraph 5, such Debenture or portion thereof shall not be subject to redemption pursuant to paragraph 5 but shall remain subject to redemption pursuant to this paragraph 6.

      Subject to the provisions of the immediately preceding sentence, any Debentures presented for redemption at the option of the Representative of a deceased Debentureholder may be withdrawn by the Person(s) presenting the same upon delivery of a written request for such withdrawal given to the Trustee prior to the issuance of a check in payment of such Debentures presented by reason of the death of a Debentureholder.

7.    DENOMINATIONS, TRANSFER, EXCHANGE.

      The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Debentures shall be registered and Debentures may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption. Also, it need not exchange or register the transfer of any Debentures during that period of time subsequent to any Record Date and prior to the next succeeding Interest Payment Date.

8.    PERSONS DEEMED OWNERS.

      The registered Holder of a Debenture may be treated as its owner for all purposes.

9.    AMENDMENTS, SUPPLEMENTS AND WAIVERS.

      Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and any existing Default may be waived, with the consent of Holders of a majority in principal amount of the Debentures then outstanding. Without the consent of any Debentureholder, the Indenture or the Debentures may be amended or supplemented, for among other reasons, to cure any ambiguity, defect or inconsistency, to provide for assumption of Corporation obligations to Debentureholders or to make any change that does not materially adversely affect the rights of any Debentureholder.

10.   DEFAULTS AND REMEDIES.

      An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of Principal of the Debentures; failure by the Corporation for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures; default in the payment of Indebtedness having an outstanding principal balance of $100,000 or more under certain circumstances; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Debentures may declare all the Debentures to be due and payable immediately. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing Default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Corporation must furnish an annual Officers' Certificate to the Trustee.

      The Trustee shall not be charged with knowledge of any Event of Default as defined in the Indenture, unless written notice thereof shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Corporation, the Paying Agent, the Holder of a Debenture or an agent of such Holder.

11.   TRUSTEE DEALINGS WITH CORPORATION.

      The Fifth Third Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee, subject to any limitations imposed by the Act.

12.   NO RECOURSE AGAINST OTHERS.

      A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

13.   AUTHENTICATION.

      This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.   ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN (
= joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors Act).

The Corporation will furnish to any Debentureholder upon written request and without charge a copy of the Indenture, which has in it the text of this Debenture in larger type.
Requests may be made to: Treasurer, Delta Natural Gas
Company, Inc., 3617 Lexington Road, Winchester, Kentucky
40391.

                         ASSIGNMENT FORM

I/We assign and transfer this Debenture to

[------------------]
(Insert assignee's social
 security or tax I.D. number)


- -----------------------------------------------------------------

- -----------------------------------------------------------------

- -----------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint ----------------------------
- ---------------------------------------- agent to transfer this Debenture on the books of the Corporation. The agent may substitute another to act for him.


Date: -------------------           Signature: ------------------------
                                                 (Sign exactly as your
                                                  name appears on the
                                                  other side of this
                                                  Debenture)


Signature Guarantee


- -------------------------




349\023\5522\060.EXH